VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement (this “Agreement”) is entered into as of September 25, 2025, among OLYMPIC BANCORP, INC., a Washington corporation (the “Company”), and those directors and/or officers of HERITAGE FINANCIAL CORPORATION, a Washington corporation (“Acquiror”), whose names appear on the signature page of this Agreement and who own or control the voting of any shares of common stock of Acquiror (such shareholders collectively referred to in this Agreement as the “Principal Shareholders,” and individually as a “Principal Shareholder”).
RECITALS
A.    As of the date hereof, each Principal Shareholder is the owner or controls the vote of certain shares of Acquiror’s common stock, with no par value per share (“Acquiror Stock”).
B.    Acquiror is contemplating the acquisition of the Company by means of a merger (the “Merger”) of the Company with and into Acquiror, all pursuant to an Agreement and Plan of Merger, dated as of September 25, 2025 (the “Merger Agreement”), between Acquiror and the Company.
C.    Acquiror and the Company are unwilling to expend the substantial time, effort and expense necessary to implement the Merger, including applying for and obtaining necessary approvals of regulatory authorities, unless all of the Principal Shareholders enter into this Agreement.
D.    Each Principal Shareholder believes it is in his or her best interest as well as the best interest of the Company for Acquiror and the Company to consummate the Merger.
AGREEMENTS
In consideration of the foregoing premises, which are incorporated herein by this reference, and the covenants and agreements of the parties herein contained, and as an inducement to Acquiror and the Company to enter into the Merger Agreement and to incur the expenses associated with the Merger, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.Definitions; Construction. All terms that are capitalized and used herein (and are not otherwise specifically defined herein) shall be used in this Agreement as defined in the Merger Agreement. The parties hereby incorporate by this reference the principles of construction set forth in Section 12.2 of the Merger Agreement.
Section 2.Representations and Warranties. Each Principal Shareholder, as to himself or herself and not jointly, represents and warrants that as of the date hereof, he or she:
(a)owns beneficially and of record each of his or her shares of Acquiror Stock;

(b)has the sole, or joint with such Principal Shareholder’s spouse or any other Principal Shareholder, voting power with respect to such shares of Acquiror Stock; and
(c)has all necessary power and authority to enter into this Agreement and further represents and warrants that this Agreement is the legal, valid and binding agreement of such Principal Shareholder, and is enforceable against such Principal Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors’ rights generally and subject to general principles of equity.
Section 3.Voting Agreement. Each Principal Shareholder hereby agrees that at any meeting of Acquiror’s shareholders however called, and in any action by written consent of Acquiror’s shareholders, such Principal Shareholder shall vote, or cause to be voted, all shares of Acquiror Stock now or at any time hereafter owned or controlled by him or her at the time of such meeting of Acquiror’s shareholders or action by written consent:
(a)for the approval of the Acquiror Stock Issuance; and
(b)against any action or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation of Acquiror under the Merger Agreement. Additionally, each Principal Shareholder hereby agrees that such Principal Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with this Section 3.
Additionally, each Principal Shareholder hereby agrees that such Principal Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with this Section 3.

Section 4.Additional Covenants. Except as required by law, each Principal Shareholder agrees that he or she will:
(a)not sell, assign, transfer or otherwise dispose of, and will use commercially reasonable efforts to prevent any of his or her Affiliates prior to the Effective Time from selling, assigning, transferring or otherwise disposing of, any Acquiror Stock owned of record or beneficially by such Principal Shareholder, whether such shares of Acquiror Stock are owned of record or beneficially by such Principal Shareholder on the date of this Agreement or are subsequently acquired by any method, except: (i) for transfers by will or by operation of law (in which case this Agreement shall bind the transferee); (ii) a transfer for estate and tax planning purposes, subject in each case to the transferee agreeing in writing to be bound by the terms of this Agreement; (iii) with the prior written consent of Acquiror (which consent shall not be unreasonably withheld), for any sales, assignments, transfers or other dispositions necessitated by hardship; (iv) net settlement of a Principal Shareholders’ stock options, restricted stock units, or other equity awards under Acquiror Stock Plans to pay the exercise price thereof and satisfy any tax withholding obligations; (v) withholding of Acquiror Stock in connection with vesting of any stock options, restricted stock units, or other equity awards under Acquiror Stock Plans to satisfy tax withholding obligations; and (vi) as the Company may otherwise agree in writing;

(b)not vote or execute any action by written consent to rescind or amend in any manner any prior vote or action by written consent to approve the Acquiror Stock Issuance, except in compliance with Section 3;
(c)if the Principal Shareholder is a director of Acquiror, use his or her best efforts to cause any necessary meeting of Acquiror’s shareholders to be duly called and held, or any necessary consent of shareholders to be obtained, for the purpose of approving Acquiror Stock Issuance;
(d)use commercially reasonable efforts to cause any of his or her Affiliates to cooperate with the Company in connection with the Merger Agreement and the Contemplated Transactions; and
(e)execute and deliver such additional instruments and documents and take such further action as may be reasonably necessary to effectuate and comply with his or her respective obligations under this Agreement.
Section 5.No Economic Benefit. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any of the Acquiror Stock. All rights, ownership and economic benefits of and relating to the Acquiror Stock shall remain and belong to the applicable shareholder and the Company shall have no power or authority to direct any shareholder in the voting of any of the Acquiror Stock or the performance by any shareholder of its duties or responsibilities as a shareholder of Acquiror, except as otherwise provided herein. For the avoidance of doubt, this is a voting and support agreement only, and is not to be interpreted as a written consent to the Merger or as granting the Company a proxy to vote the Acquiror Stock subject to this Agreement.
Section 6.Termination. Notwithstanding any other provision of this Agreement, this Agreement shall automatically terminate on the earlier of: (a) the date of termination of the Merger Agreement as set forth in Article 10 thereof, as such termination provisions may be amended by Acquiror and the Company from time to time; (b) the date of the Acquiror Shareholder Approval; or (c) the date, if any, on which the Company discloses that the Company Board has made a Company Adverse Recommendation.
Section 7.Amendment and Modification. This Agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by the Company, Acquiror and all of the Principal Shareholders.
Section 8.Entire Agreement. This Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Merger Agreement and any written agreements related thereto. Except for the Merger Agreement, this Agreement supersedes any agreements among any of Acquiror, its shareholders or the Company concerning the acquisition, disposition or control of any Acquiror Stock.

Section 9.Absence of Control. Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that the Company by reason of this Agreement shall not be deemed (until consummation of the Contemplated Transactions) to control, directly or indirectly, Acquiror and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Acquiror.
Section 10.Informed Action. Each Principal Shareholder acknowledges that he or she has had an opportunity to be advised by counsel of his or her choosing with regard to this Agreement and the transactions and consequences contemplated hereby. Each Principal Shareholder further acknowledges that he or she has received a copy of the Merger Agreement and is familiar with its terms.
Section 11.Severability. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.
Section 12.Counterparts; PDF Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and accepted by portable data file (pdf) signature and any such signature shall be of the same force and effect as an original signature.
Section 13.Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Delaware applicable to agreements made and wholly to be performed in such state without regard to conflicts of laws.
Section 14.Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and Acquiror, and their successors and permitted assigns, and the Principal Shareholders and their respective spouses, executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Agreement shall survive the death or incapacity of any Principal Shareholder. This Agreement may be assigned only by the Company, and then only to an Affiliate of the Company.
Section 15.Directors’ Duties. The parties hereto acknowledge that each Principal Shareholder is entering into this Agreement solely in his or her capacity as a shareholder of Acquiror and, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require any Principal Shareholder, in his or her capacity as a director and/or officer of Acquiror and/or Acquiror Bank, as applicable, to act or fail to act in accordance with his or her fiduciary duties in such director and/or officer capacity. Furthermore, no Principal Shareholder makes any agreement or understanding herein in his or her capacity as a director and/or officer of Acquiror and/or Acquiror Bank. For the avoidance of doubt, nothing in this Section shall in any way limit, modify or abrogate any of the obligations of the Principal Shareholders hereunder to vote the shares of Acquiror Stock owned by him or her in accordance with the terms of the Agreement and not to transfer any shares except as permitted by this Agreement.

Section 16.WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION.
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[Signature Page Follows]

In Witness Whereof, the parties hereto have executed this Agreement individually, or have caused this Agreement to be executed by their respective officers, on the day and year first written above.

COMPANY: OLYMPIC BANCORP, INC.	ACQUIROR: HERITAGE FINANCIAL CORPORATION
By: /s/ Steven L. Politakis Name: Steven L. Politakis Title: Chief Executive Officer	By: /s/ Bryan D. McDonald Name: Bryan D. McDonald Title: President and Chief Executive Officer

[Signature Page to Acquiror Voting and Support Agreement]

Principal Shareholders
/s/ Brian S. Charneski Name: Brian S. Charneski
/s/ Trevor D. Dreyer Name: Trevor D. Dreyer
/s/ Kimberly T. Ellwanger Name: Kimberly T. Ellwanger
/s/ Gail B. Giacobbe Name: Gail B. Giacobbe
/s/ Bryan D. McDonald Name: Bryan D. McDonald
/s/ Jeffery S. Lyon Name: Jeffrey S. Lyon
/s/ Frederick B. Rivera Name: Frederick B. Rivera
/s/ Brian L. Vance Name: Brian L. Vance
/s/ Ann Watson Name: Ann Watson
/s/ Donald Hinson Name: Donald Hinson
/s/ Tom Henning Name: Tom Henning
/s/ Matt Ray Name: Matt Ray
/s/ Amy Curran Name: Amy Curran
[Signature Page to Acquiror Voting and Support Agreement]

Principal Shareholders
/s/ Sabrina Robison Name: Sabrina Robison
/s/ Kelli Wilson Name: Kelli Wilson
/s/ Bill Glasby Name: Bill Glasby
/s/ Tony Chalfant Name: Tony Chalfant
/s/ Nic Bley Name: Nic Bley

[Signature Page to Acquiror Voting and Support Agreement]